As filed pursuant to Rule 424(b)(3)

under the Securities Act of 1933

Registration No. 333-103504

AIG SUNAMERICA LIFE ASSURANCE COMPANY

Variable Separate Account

SUPPLEMENT TO THE WM DIVERSIFIED STRATEGIESIII VARIABLE ANNUITY PROSPECTUS

Dated May 1, 2003

This supplement replaces all previous supplements.

THE WM REIT FUND WILL BE AVAILABLE FOR INVESTMENT ON OCTOBER 1, 2003.

The following replaces the footnote to the WM REIT Fund in the Investment Options section of the prospectus:

*This Variable Portfolio will be available for investment on October 1, 2003.

Date: September 24, 2003

Please keep this Supplement with your Prospectus.